Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to Registration Statement No. 333-167977 of our report dated April 29, 2010, except for Notes 4 and 5, as to which the date is August 6, 2010, relating to the balance sheet of Ridgebury Tankers Ltd, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
New York, New York
August 6, 2010